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                                                                 EXHIBIT 99.1

                                     PROXY

                             CLOVER COMMUNITY BANK

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF SHAREHOLDERS - MONDAY, APRIL 20, 1998


         Frank McC. Gadsden or Judy M. Lark, or either of them, with full power of substitution are hereby appointed as agent(s) of the undersigned to vote as proxies for the undersigned all of the shares of Common Stock of Clover Community Bank held of record by the undersigned on March 2, 1998, at the Annual Meeting of Shareholders to be held on April 20, 1998, and any adjournment thereof, as follows:

1. Approval of either as the number of directors to be elected at the Annual Meeting.

          FOR  (     )            AGAINST  (     )           ABSTAIN  (     )

2.        ELECTION OF       FOR all nominees listed      WITHHOLD AUTHORITY
          DIRECTORS                   below (except any      to vote for all
                                      I have written (   )   nominees listed
                                                             below (   )

          Ruby M. Bennett, Charles R. Burrell, James C. Harris, Jr., Herbert Kirsh, H. Marvin McCarter, James H. Owen, Jr., Gwen M. Thompson and William C. Turner

          (INSTRUCTIONS - TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL(S) WRITE THE NOMINEE'S(S)' NAME(S) ON THE LINE BELOW.



3. To consider and vote upon a Reorganization Agreement and Plan of Exchange pursuant to which each outstanding share of common stock of the Bank will be exchanged, in a tax-free transaction, for one share of common stock of the Holding Company and the Bank will become a wholly-owned subsidiary of Clover Community Bankshares, Inc. (the "Company"), as more particularly described in the Proxy Statement/Prospectus accompanying this Notice. ").

          FOR  (     )            AGAINST  (     )           ABSTAIN  (     )

4. And, in the discretion of said agents, upon each other business as may properly come before the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED FOR SUCH MATTER.

Please sign below exactly as your name appears on the stock certificate. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. All joint owners must sign.

Dated__________________, 1998            -------------------------------------

                                         -------------------------------------

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

This is a revocable proxy and may be revoked at the pleasure of the shareholder prior to its exercise. Returning the signed proxy will not prevent you from voting in person if you attend the meeting. Management, for planning purposes, would like to know if you will be attending. Please so indicate by checking the appropriate box.

     (      )  YES I plan to attend      (     )  NO I do not plan to attend